 EXHIBIT 5.1

KEN W. BART, JR.

127 Racine Drive University Corporate Center (28403) Post Office Box 7068 Wilmington, NC 28406-7068	P: 910.794.4820 F: 910.794.4877 kwbart@wardandsmith.com

April 16, 2020

Leafbuyer Technologies, Inc.

6888 S. Clinton Street

Suite 300

Greenwood Village, CO 80112

Re:	Leafbuyer Technologies, Inc.
Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Leafbuyer Technologies, Inc., a Nevada corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 20,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Registrant, which may be issued pursuant to the Leafbuyer Technologies, Inc., Second Amended and Restated 2017 Equity Incentive Plan (the “Plan”).

In rendering this opinion, we have examined copies of the following documents (collectively, the “Applicable Documents”): (i) the Articles of Incorporation of the Registrant, as amended and currently in effect, (ii) the Bylaws of the Registrant currently in effect, (iii) the Plan, and (iv) the Registration Statement, in the form it is to be filed with the Commission on the date hereof.

We have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon the Applicable Documents and upon the statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.  We have not undertaken any independent investigation to determine the accuracy of any such facts.

We have also assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered, and that the Company will take all other actions appropriate for the due and proper issuance of such Shares.  We have assumed for purposes of this opinion that the Company will receive adequate consideration for all Shares issued under the Plan. We express no opinion regarding any Shares reacquired by the Company after initial issuance.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal securities laws of the United States and the Nevada Revised Statutes. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

ASHEVILLE	GREENVILLE	NEW BERN	RALEIGH	WILMINGTON
www.wardandsmith.com

April 16, 2020

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus which forms a part thereof, other than as to the due authorization and validity of the Shares. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Respectfully Submitted,

/s/ Ward and Smith, P.A.
Ward and Smith, P.A.